Exhibit 99.1

LeMaitre Q1 2016 Sales $20.3mm (+7%), Op. Inc. $3.3mm (+43%)

BURLINGTON, MA, May 2, 2016 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, today reported Q1 2016 results, announced a $0.045/share dividend and provided guidance.

Q1 2016 results included:

•	Sales of $20.3mm, +7% vs. Q1 2015

•	Gross Margin of 70.9% vs. 69.2%

•	Operating income of $3.3mm vs. $2.3mm, +43%

•	Operating margin of 16% vs. 12%

•	Net income of $2.2mm vs. $1.4mm, +58%

•	Earnings of $0.11 per diluted share vs. $0.08, +49%

•	Record EBITDA of $4.1mm vs. $3.2mm, +31%

Q1 2016 sales of $20.3mm increased 7% (+7% organic) vs. Q1 2015. Biological patches, catheters and valvulotomes led growth. International sales increased 14%, while sales in The Americas increased 3%.

Gross margin improved to 70.9% in Q1 2016 from 69.2% in Q1 2015 due to ASP increases and XenoSure production efficiencies.

Operating expenses in Q1 2016 were $11.1mm, a 2% increase versus the year-earlier quarter. The Company ended Q1 2016 with 92 sales reps vs. 81 at the end of Q1 2015.

George W. LeMaitre, Chairman and CEO said, “Sales increased 7% in Q1 while profits were up 43%. We also acquired the ProCol biologic graft during the quarter. We will continue to pursue 10% annual sales growth and 20% annual profit growth.”

Quarterly Dividend

On April 25, 2016, the Company’s Board of Directors approved a quarterly dividend of $0.045/share of common stock. The dividend will be paid June 8, 2016 to shareholders of record on May 25, 2016.

Business Outlook

The Company expects Q2 2016 sales of $21.6mm, a reported increase of 9% vs. Q2 2015. Excluding currency effects and acquisitions, this represents 7% sales growth (organic growth). The Company expects Q2 2016 gross margin of 69.0%. The Company also expects Q2 2016 operating income of $3.2mm (15% operating margin), an increase of 15% vs. Q2 2015.

The Company has increased its full-year 2016 sales guidance to $85.7mm, a reported increase of 9% vs. 2015. Excluding currency effects and acquisitions, this represents 8% sales growth (organic growth). The Company expects 2016 gross margin of 70.5%. The Company has increased its 2016 operating income guidance to $14.3mm (17% operating margin), a 24% increase vs. 2015.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 877-469-0772 (+1 615-247-0083 for international callers), using passcode 95573476. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2016 and 2016 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,941	$27,451
Accounts receivable, net	13,017	11,971
Inventory	17,897	15,205
Prepaid expenses and other current assets	2,887	3,557

Total current assets	59,742	58,184
Property and equipment, net	7,355	7,022
Goodwill	18,192	17,789
Other intangibles, net	6,660	6,336
Deferred tax assets	1,265	1,205
Other assets	170	168

Total assets	$93,384	$90,704

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,773	$1,366
Accrued expenses	7,668	8,837
Acquisition-related obligations	723	165

Total current liabilities	10,164	10,368
Deferred tax liabilities	1,680	1,678
Other long-term liabilities	916	774

Total liabilities	12,760	12,820
Stockholders’ equity
Common stock	198	197
Additional paid-in capital	82,563	82,094
Retained earnings	9,502	8,161
Accumulated other comprehensive loss	(3,120)	(4,049)
Treasury stock	(8,519)	(8,519)

Total stockholders’ equity	80,624	77,884

Total liabilities and stockholders’ equity	$93,384	$90,704

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2016	March 31, 2015
Net sales	$20,258	$18,947
Cost of sales	5,902	5,830

Gross profit	14,356	13,117
Operating expenses:
Sales and marketing	6,273	5,858
General and administrative	3,337	3,617
Research and development	1,446	1,152
Medical device excise tax	—	181

Total operating expenses	11,056	10,808

Income from operations	3,300	2,309
Other income (loss):
Other income (loss), net	(35)	17

Income before income taxes	3,265	2,326
Provision (benefit) for income taxes	1,099	957

Net income	$2,166	$1,369

Earnings per share of common stock
Basic	$0.12	$0.08

Diluted	$0.11	$0.08

Weighted - average shares outstanding:
Basic	18,336	17,422

Diluted	18,860	17,796

Cash dividends declared per common share	$0.045	$0.040

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2016		March 31, 2015
	$	%	$	%
Net Sales by Geography
Americas	$11,877	59%	$11,583	61%
International	8,381	41%	7,364	39%

Total Net Sales	$20,258	100%	$18,947	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2016
Net sales as reported	$20,258
Impact of currency exchange rate fluctuations	219
Net impact of acquisitions excluding currency	(143)

Adjusted net sales		$20,334
For the three months ending March 31, 2015
Net sales as reported	$18,947
Net impact of divestitures excluding currency	(4)

Adjusted net sales		$18,943

Adjusted net sales increase for the three months ending March 31, 2016		$1,391	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2016
Net sales per guidance	$21,600
Impact of currency exchange rate fluctuations	(242)
Net impact of acquisitions excluding currency	(200)

Adjusted net sales		$21,158
For the three months ending June 30, 2015
Net sales as reported	$19,897
Net impact of divestitures excluding currency	(44)

Adjusted net sales		$19,853

Adjusted net sales increase for the three months ending June 30, 2016		$1,305	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2016
Net sales per guidance	$85,700
Impact of currency exchange rate fluctuations	(611)
Net impact of acquisitions excluding currency	(893)

Adjusted net sales		$84,196
For the year ending December 31, 2015
Net sales as reported	$78,352
Net impact of divestitures excluding currency	(235)

Adjusted net sales		$78,117

Adjusted net sales increase for the year ending December 31, 2016		$6,079	8%

	For the three months ended
	March 31, 2016	March 31, 2015
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$2,166	$1,369
Interest income	(15)	—
Amortization and depreciation expense	881	832
Provision for income taxes	1,099	957

EBITDA	$4,131	$3,158

EBITDA percentage increase		31%